Exhibit 99.1

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

•            Company Achieves Q1 Revenue and Adjusted EBITDA In Line with Guidance

•            Reports Q1 Revenue of $846.7 Million, EPS of $0.15; Adjusted EBITDA of $102.0 Million

•            Year-over-year Results Reflect Effects of Currency Translation and Adverse Weather

•            Concludes Quarter with Strong March Performance and Sales Momentum

•            Cost Reduction Efforts Proceeding On Plan

•            Company Confirms 2014 Revenue and Adjusted EBITDA Guidance

Norwell, Mass. – May 7, 2014 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2014.

Revenues for the first quarter were $846.7 million compared with $862.2 million in the same period in 2013.  Income from operations in the first quarter of 2014 was $29.9 million compared with $34.8 million in the same period of 2013.

First-quarter 2014 net income was $9.0 million, or $0.15 per diluted share, compared with $10.5 million, or $0.17 per diluted share, in the first quarter of 2013.  First-quarter 2014 net income was reduced by $4.7 million of pre-tax integration and severance costs.  First-quarter 2013 net income included pre-tax adjustments related to acquisition accounting of $13.6 million, as well as approximately $5.7 million in integration and severance costs.

Adjusted EBITDA (see description below) in the first quarter of 2014 was $102.0 million compared with $111.2 million in the same period of 2013.

Comments on the First Quarter

“We ended the first quarter with a strong finish, exceeding our revenue guidance and reporting Adjusted EBITDA in line with our expectations,” said Alan S. McKim, Chairman and Chief Executive Officer. “Adverse weather affected our business in the first two months of the quarter, but conditions began to normalize and we achieved improved results in many of our lines of business.  Within our segments, we saw Technical Services deliver another solid quarter, achieving year-over-year growth as incineration utilization reached 91% and landfill volumes grew 25% on increased project work.”

“In our Industrial and Field Services segment, strength in our core Industrial business was offset by the negative translation impact of our Canadian operations into U.S. dollars,” McKim said. “The performance of our SK Environmental Services segment reflected the unfavorable weather, which caused abnormally high office closures, slowed customer demand and increased heating/maintenance costs.  Our Oil Re-refining and

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

Recycling segment rebounded from year-end and demonstrated improvement as the quarter progressed, including some pricing gains in March after a significant decline in base oil pricing in January.  Our Oil and Gas Field Services segment performed as expected in the quarter despite softness in our seismic business and the unfavorable currency translation effect.”

“In conjunction with our fourth-quarter news release, we announced a number of initiatives aimed at lowering our cost structure and improving our returns,” McKim said. “Beyond the synergies that we already achieved through Safety-Kleen in 2013, we set a target of eliminating an additional $75 million in companywide expenses. Many of these programs are underway, and we remain on course to attain our full-year goal.  We also launched a series of margin improvement initiatives, such as actions related to our pay-for-oil (PFO) program.  During the first quarter, we lowered PFO costs by three cents per gallon from the fourth quarter and are encouraged by the efforts of that entire team.”

“We are focused on increasing our returns and recognizing the value presented by our own shares.  As a result, we launched the first stock buyback program in our Company’s history late in the first quarter.  The Board authorized a $150 million program that we intend to pursue going forward,” McKim said.

Business Outlook and Financial Guidance

“Looking ahead, we are optimistic about our prospects for 2014, and we believe the steps we are taking to address the challenges in our markets have set the Company on the path to recovery.  We are encouraged by some of the overall trends we are seeing in our businesses ranging from increasing volumes in our disposal network to improved base oil pricing and lower PFO in re-refining to the opening of new Safety-Kleen branches to opportunities in our core Industrial business lines.  Strength in a number of our key verticals such as Chemical, Manufacturing and Automotive also will support continuing improvement in our performance as the year progresses.  We have initiated two major operational changes that will drive organic growth and business development:  reconfiguring the sales organization for a greater emphasis on cross selling, and forming a new supply chain organization to enhance strategic sourcing and logistics. Overall, we are confident that the combination of our cost-reduction programs, margin enhancement activity and organic growth initiatives will deliver increased value to our shareholders,” McKim concluded.

Based on its first-quarter financial performance and current market conditions, Clean Harbors is reiterating its previously announced 2014 annual revenue and Adjusted EBITDA guidance.  The Company continues to expect 2014 revenues in the range of $3.5 billion to $3.6 billion and Adjusted EBITDA in the range of $525 million to $555 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

For the second quarter of 2014, the Company expects revenue in the range of $860 million to $880 million.  The Company expects to generate Adjusted EBITDA for the second quarter of 2014 in the range of $130 million to $135 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the first quarter of 2014 and 2013 (in thousands):

	For the three months ended:
	March 31, 2014	March 31, 2013

Net income	$8,960	$10,502
Accretion of environmental liabilities	2,724	2,835
Depreciation and amortization	69,356	60,006
Other income	(4,178)	(525)
Interest expense, net	19,554	19,873
Pre-tax, non-cash acquisition accounting inventory adjustment	—	13,559
Provision for income taxes	5,570	4,978
Adjusted EBITDA	$101,986	$111,228

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Quarter Ending June 30, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$23	to	$27	2.7%	to	3.1%
Adjustments:
Accretion of environmental liabilities	3	to	3	0.4%	to	0.3%
Depreciation and amortization	70	to	68	8.1%	to	7.7%
Interest expense, net	20	to	20	2.3%	to	2.3%
Provision for income taxes	14	to	17	1.6%	to	1.9%
Projected Adjusted EBITDA	$130	to	$135	15.1%	to	15.3%

Revenues (In millions)	$860	to	$880

	For the Year Ending December 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$94	to	$119	2.7%	to	3.3%
Adjustments:
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	280	to	275	8.0%	to	7.6%
Interest expense, net	80	to	79	2.3%	to	2.2%
Provision for income taxes	58	to	71	1.6%	to	2.0%
Projected Adjusted EBITDA	$525	to	$555	15.0%	to	15.4%

Revenues (In millions)	$3,500	to	$3,600

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the three months ended:
	March 31, 2014	March 31, 2013

Revenues	$846,667	$862,163
Cost of revenues (exclusive of items shown separately below)	625,719	636,024
Selling, general and administrative expenses	118,962	128,470
Accretion of environmental liabilities	2,724	2,835
Depreciation and amortization	69,356	60,006
Income from operations	29,906	34,828
Other income	4,178	525
Interest (expense), net	(19,554)	(19,873)
Income before provision for income taxes	14,530	15,480
Provision for income taxes	5,570	4,978
Net income	$8,960	$10,502
Earnings per share:
Basic	$0.15	$0.17
Diluted	$0.15	$0.17

Shares used to compute earnings per share — Basic	60,720	60,464
Shares used to compute earnings per share — Diluted	60,861	60,630

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2014	December 31, 2013
Current assets:
Cash and cash equivalents	$249,007	$310,073
Marketable securities	213	12,435
Accounts receivable, net	566,394	579,394
Unbilled accounts receivable	40,832	26,568
Deferred costs	16,523	16,134
Inventories and supplies	152,443	152,096
Prepaid expenses and other current assets	56,677	41,962
Deferred tax assets	32,469	32,517
Total current assets	1,114,558	1,171,179
Property, plant and equipment, net	1,588,286	1,602,170
Other assets:
Deferred financing costs	20,036	20,860
Goodwill	565,062	570,960
Permits and other intangibles, net	557,211	569,973
Other	18,802	18,536
Total other assets	1,161,111	1,180,329
Total assets	$3,863,955	$3,953,678
Current liabilities:
Current portion of capital lease obligations	$1,119	$1,329
Accounts payable	284,768	316,462
Deferred revenue	56,469	55,454
Accrued expenses	213,096	236,829
Current portion of closure, post-closure and remedial liabilities	31,866	29,471
Total current liabilities	587,318	639,545
Other liabilities:
Closure and post-closure liabilities, less current portion	40,809	41,201
Remedial liabilities, less current portion	144,485	148,911
Long-term obligations	1,400,000	1,400,000
Capital lease obligations, less current portion	913	1,435
Deferred taxes, unrecognized tax benefits and other long-term liabilities	244,795	246,947
Total other liabilities	1,831,002	1,838,494
Total stockholders’ equity, net	1,445,635	1,475,639
Total liabilities and stockholders’ equity	$3,863,955	$3,953,678

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports First-Quarter 2014 Financial Results

Supplemental Segment Data (in thousands)

	For the three months ended:
	March 31, 2014			March 31, 2013
Revenue	Third Party Revenues	Intersegment Revenues, net	Direct Revenues	Third Party Revenues	Intersegment Revenues, net	Direct Revenues
Technical Services	$236,781	$37,833	$274,614	$233,939	$25,271	$259,210
Oil Re-refining and Recycling	137,986	(56,213)	81,773	146,931	(56,561)	90,370
SK Environmental Services	152,322	27,996	180,318	152,955	41,489	194,444
Industrial and Field Services	215,676	(10,957)	204,719	221,418	(13,218)	208,200
Oil and Gas Field Services	103,751	1,850	105,601	116,696	3,942	120,638
Corporate Items (1)	151	(509)	(358)	(9,776)	(923)	(10,699)
Total	$846,667	$—	$846,667	$862,163	$—	$862,163

(1)  Corporate Items revenue for the three months ended March 31, 2013 includes one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 28, 2012. Revenue for the five reportable segments for the three months ended March 31, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved. The Company defines Adjusted EBITDA in accordance with its existing credit agreement. See “Non-GAAP Results” above for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the three months ended:
Adjusted EBITDA	March 31, 2014	March 31, 2013

Technical Services	$62,177	$60,045
Oil Re-refining and Recycling	13,432	15,312
SK Environmental Services	21,976	27,040
Industrial and Field Services	34,141	36,346
Oil and Gas Field Services	16,299	27,551
Corporate Items	(46,039)	(55,066)
Total	$101,986	$111,228

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com